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                                                                 Exhibit 11C


Consent of Independent Accountants with respect to 1996 Annual Report for the NWQ Portfolios
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                      Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 47 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 9, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to the Shareholders of the NWQ Balanced Portfolio and NWQ Value Equity Portfolio which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectuses which constitute part of this Registration Statement.


We also consent to the incorporation by reference into the Registration Statement of our reports dated December 9, 1996 relating to the financial statements of the remaining 28 portfolios of UAM Funds, Inc. which are incorported by reference under Item 24 of Part C of such Registration Statement.


We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants" and "Reports" in the Prospectuses and under the heading "Financial Statements" in the Statements of Additional Information.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Boston, Massachusetts

May 28, 1997